Exhibit 23(A)
[Letterhead of PricewaterhouseCoopers LLP]
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Amendment No. 1 to Form S-4 (No. 333-168130) of Old Republic International Corporation of our reports dated February 26, 2010 relating to the financial statements, the effectiveness of internal control over financial reporting, and financial statement schedules of Old Republic International Corporation, which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
August 3, 2010